UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

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For Immediate Release

GRAFTECH ISSUES STATEMENT

Urges Stockholders to Vote FOR the GrafTech Director Nominees on the WHITE Proxy Card

PARMA, Ohio— April 15, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today issued the following statement in response to the Daniel and Nathan Milikowsky Group’s filing of its definitive proxy materials with the Securities and Exchange Commission in connection with the Company’s May 15, 2014 Annual Meeting of Stockholders:

After announcing its intention to take control of the GrafTech Board at the 2014 Annual Meeting by nominating five director candidates, the Daniel and Nathan Milikowsky Group recently announced its plan to nominate only three candidates.

Unfortunately, Nathan Milikowsky continues to include himself as a nominee, despite the Board’s evidence-based conclusion that his prior governance breaches and conduct demonstrate that he is not a qualified candidate. Nathan Milikowsky’s personal quest to reinstate himself to GrafTech’s Board in spite of his clear breaches of good corporate governance and ethics is at the heart of the issue. We have made a number of good faith efforts to resolve this matter. GrafTech’s Board and management will not compromise on good corporate governance and ethics, plain and simple.

As noted in the Company’s proxy statement, on multiple occasions, the GrafTech Board has offered to add David Jardini and Karen Finerman, current nominees of the Daniel and Nathan Milikowsky Group slate, to the GrafTech Board. As GrafTech also noted in its proxy statement, if all seven of GrafTech’s Board nominees are elected, the Company intends to offer to add Board representation from the Daniel and Nathan Milikowsky Group after the 2014 Annual Meeting, choosing from among those candidates who meet GrafTech’s corporate governance criteria.

GrafTech reminds stockholders to protect their investment by voting the WHITE proxy card FOR GrafTech’s seven highly qualified and experienced director nominees.

If you have questions or need assistance in voting your shares, please call: 480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310 (800) 509-0917 (Toll Free) e-mail: graftechproxy@georgeson.com

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This release does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s 2014 Annual Meeting. Stockholders will be able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

GrafTech International

Quinn Coburn, Vice President, Finance, 216-676-2000

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449